                       AGREEMENT FOR PURCHASE OF ASSETS          Exhibit #10.91
                       --------------------------------

     THIS AGREEMENT FOR PURCHASE OF ASSETS (this "Agreement") is made and effective as of April 12, 2000, by and among HARVEST WEAR, INC., a California corporation ("HW"), MAPA TRADING, LTD., a Hong Kong Corporation ("Mapa"), NEEDLETEX, INC., a California corporation ("Needletex"), PATRICK BENSIMON (the "Shareholder"), NEEDLETEX, LLC, a Delaware limited liability company (the "Purchaser"), and, solely for purposes of Section 5.5, TARRANT APPAREL GROUP, a California corporation (the "Parent"), with respect to the following facts:

     A. HW, Mapa and Needletex (each, a "Seller", and together, "Sellers") are engaged in the design, development, production, marketing and sale of apparel.

     B. The Shareholder owns all the issued and outstanding capital stock of each Seller.

     C.   The Purchaser was formed by Needletex and the Parent.

     D. The Purchaser desires to purchase from each Seller, and each Seller desires to sell to the Purchaser, certain assets, all upon the terms and conditions contained herein.

          ACCORDINGLY, subject to the terms and conditions of this Agreement, and on the basis of the premises, representations, warranties and agreements contained herein, the parties hereto agree as follows:

          1.   PURCHASE AND SALE OF ASSETS
               ---------------------------

          1.1  Purchase and Sale.
               -----------------

               (a) Simultaneously herewith, each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase and take from such Seller, all of such Seller's right, title and interest in and to the business, properties, assets and rights of any kind (whether tangible or intangible, real or personal), which constitute, are used or useful in connection with, are generated by or are otherwise related to, such Seller's business (the "Assets"), including, without limitation, those assets set forth on Schedule 1.1(a) hereto.
   ---------------

               (b) Notwithstanding anything to the contrary contained herein, no Seller shall sell, assign, transfer, convey or deliver to the Purchaser hereunder any of such Seller's right, title and interest in or to the property and assets set forth on Schedule 1.1(b).
                        ---------------

          1.2  Purchase Price and Other Payments.
               ---------------------------------

               (a) In consideration of the sale of the Assets to the Purchaser by Sellers, the Purchaser shall pay to Needletex the following (the "Purchase Price"):

                    (i) the sum of $1,200,000, payable simultaneously herewith by check; and

                    (ii) an amount equal to Needletex's actual, direct out-of-pocket cost of purchasing the work-in-process to fulfill Customer Orders (as defined in Section 2.14), which amount shall be payable within 10 days following receipt by the Purchaser of documentation reasonably acceptable to it evidencing such out-of-pocket cost;

                    (iii) an amount equal to Needletex's actual, direct out-of-pocket cost of the inventory acquired to fulfill the Customer Orders, which amount shall be payable as and when such inventory is invoiced by the Purchaser (but in all cases no earlier than the receipt by the Purchaser of documentation reasonably acceptable to it evidencing such out-of-pocket cost);

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                    (iv)  an amount equal to Needletex's actual out-of-pocket
          cost for the wages to its employees accruing from April 3, 2000 through the date hereof (but only to the extent such wages are reasonably allocable to work performed by the employees on Customer Orders accepted by Needletex on or after April 3, 2000), which amount shall be payable within 10 days following receipt by the Purchaser of documentation reasonably acceptable to it evidencing such out-of-pocket cost and such allocation.

               (b) The Purchaser shall engage a qualified appraiser to appraise the Assets within a reasonable time after the date hereof, and the Purchaser shall furnish Needletex with a copy of such appraisal. The Purchaser and Needletex shall allocate the Purchase Price among the Assets in accordance with such appraisal, for purposes of all tax returns filed by them and shall not take any position on any tax return inconsistent with such allocation.

          1.3  Assumption of Liabilities.
               -------------------------

               (a) Except as provided in Section 1.3(b), the Purchaser shall purchase and take the Assets free and clear of all liens, claims, charges, encumbrances, security interests, equities, restrictions on use, liabilities, obligations, expenses and debts ("liabilities"), known and unknown, whether absolute, contingent, accrued or otherwise, including, but not limited to, those liabilities set forth in Schedule 1.3(a).
                         ---------------

               (b) Notwithstanding anything to the contrary contained in Section 1.3(a), the Purchaser shall assume, perform and hold each Seller harmless from those liabilities set forth on Schedule 1.3(b) (other than such liabilities as
                               ---------------
are payable on or before the date hereof or as to which any Seller is then in default, but only to the extent that such liability relates to such default).

               (c) The Purchaser shall have the right, but not the obligation, to perform any obligation of the Shareholder or any Seller if the Purchaser, in its reasonable discretion, determines that the failure to perform such obligation could have a material adverse effect on the Assets or the business of the Purchaser associated therewith; provided, however, that before the Purchaser
                                    --------
shall perform any such obligation it first shall notify such Seller or the Shareholder in writing of its intention to do so and shall give such Seller or the Shareholder ten (10) days to cure or contest such failure. The Purchaser shall have the right (i) to set off any such cost against any portion of the Purchase Price then payable or (ii) to demand that Sellers and the Shareholder reimburse the Purchaser therefor promptly on demand, and Sellers and the Shareholder, jointly and severally, shall do so. The Purchaser's rights under this Section 1.3(c) shall be in addition to any other rights or remedies of the Purchaser under this Agreement or applicable law.

          1.4  Delivery of Assets.
               ------------------

               (a) Delivery of possession of the Assets shall be deemed to have occurred for all purposes at 11:59 P.M. (local time) on the date hereof, and all risk of loss, whether or not covered by insurance, shall be on Sellers until such date and time and on the Purchaser thereafter.

               (b) Simultaneously herewith, Sellers shall deliver to the Purchaser physical possession of the Assets wherever located. With respect to any Assets which cannot be physically delivered because they are in the possession of third parties, or otherwise, Sellers shall give irrevocable instructions to the party in possession thereof that all right, title and interest in and to the same shall have been vested in the Purchaser, and shall take such further action and execute and deliver such further documents, at Sellers' sole cost and expense, as the Purchaser reasonably may request to cause any such person to deliver physical possession of any Assets held by it to the Purchaser.

               (c) Simultaneously herewith, and from time to time hereafter, at the request of the Purchaser, Sellers and the Shareholder shall execute and deliver to the Purchaser all such bills of sale,

                                      -2-
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endorsements, trademark assignments, assignments, consents and other documents and instruments of conveyance, transfer, assignment and further assurances as shall be necessary or desirable, in the reasonable opinion of counsel to the Purchaser, to vest in or to confirm in the Purchaser good title in and to the Assets. Simultaneously herewith, and from time to time hereafter, at the request of any Seller, the Purchaser shall execute and deliver to such Seller all such instruments of assumption as shall be necessary or desirable, in the reasonable opinion of counsel to such Seller, to reflect the assumption by the Purchaser of those liabilities of such Seller expressly assumed by the Purchaser under
Section 1.3(b).

               (d) Without limiting Section 1.3(c), simultaneously herewith, (i) each Seller shall deliver to the Purchaser (A) a Bill of Sale in the form of Exhibit A hereto (B) an Assignment of Trademark in the form of Exhibit B for each of the trademarks listed on Schedule 2.4(a) hereto, and (C) an opinion of
                                 ---------------
Seller's legal counsel in the form of Exhibit C hereto, and (ii) the Purchaser shall deliver to Needletex an instrument of assumption in the form of Exhibit D hereto.

          1.5  Use of Facilities. Each Seller shall use commercially reasonable
               -----------------
efforts to provide the Purchaser the undisturbed use of those leased facilities and leased equipment described in the leases set forth on Schedule 1.1(b) and,
                                                          ---------------
in consideration therefor and provided that such Seller is so providing such facilities and equipment (as the case may be). the Purchaser shall reimburse the Seller in whose name such facilities or equipment are leased for any rent, utilities or other amounts separately itemized on lessor statements consistent with past practice and actually paid by the Seller with respect to such facilities or equipment pursuant to such leases.

          2.   REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE SHAREHOLDER
               ------------------------------------------------------------

          Sellers and the Shareholder, jointly and severally, hereby represent and warrant to the Purchaser that the statements set forth in this Section 2 are true and correct.

          2.1  Authority to Enter Agreement and Enforceability. Sellers and the
               -----------------------------------------------
Shareholder each has all requisite right, power and authority to execute, deliver and perform its or his respective obligations under this Agreement and the other agreements and instruments contemplated hereby, including, but not limited to, the sale, assignment, transfer, conveyance and delivery of the Assets to the Purchaser, without obtaining the approval or consent of any other party, governmental body or authority; all proceedings have been taken and all authorizations have been secured by Sellers and the Shareholder which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby; and this Agreement and each of the other agreements and instruments contemplated hereby to which each is a party is a legal, valid and binding agreement of Sellers and the Shareholder and is enforceable against each of them in accordance with its terms.

          2.2  Organization and Standing. HW and Needletex each is a corporation
               -------------------------
duly organized, validly existing and in good standing under the laws of the State of California, and Mapa is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong. Each Seller has all requisite power and authority (corporate and other) to own, lease and operate its property and assets as now owned, leased or operated and to carry on its businesses as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership, lease or use of its properties makes such qualification necessary.

          2.3  Ownership of Shares. The Shareholder owns all the issued and
               -------------------
outstanding shares of the capital stock of each Seller. There are no options, warrants, rights or other agreements or commitments outstanding or in existence which provide for the issuance of capital stock or other securities of any Seller, and there are no securities outstanding or in existence which are convertible into or exchangeable for capital stock or other securities of any Seller.

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          2.4  Intellectual Property.
               ---------------------

               (a) Schedule 2.4(a) hereto contains an accurate and complete list
                   ---------------
of all trade names, trademarks, service marks, inventions, patents, copyrights, trade secrets, domain names or registrations or applications therefor and other proprietary rights of any kind ("Intellectual Properties") that are owned by any Seller (the "Owned Intellectual Properties").

               (b) No Seller licences any Intellectual Properties.

               (c) Each Seller has the sole, exclusive, valid and marketable title to, and the unfettered, exclusive and perpetual right to use and otherwise exploit, the Owned Intellectual Properties listed under such Seller's name on
Schedule 2.4(a), free and clear of all liens, claims, charges, mortgages, encumbrances, security interests, equities, licenses, agreements, restrictions or rights of any third party (collectively, "Liens") on use or exploitation of any kind or nature and subject to no royalty or payment obligations, except for the liens of the Lenders (as defined in Section 5.5). To the best knowledge of Sellers and Shareholder, no person is infringing on any Seller's rights in any Owned Intellectual Properties. Each Seller's rights in the Owned Intellectual Properties is valid and enforceable.

               (d) No disputes exist which challenge the legality, validity, or enforceability of, or any Seller's use and exploitation of, the Owned Intellectual Properties, and no circumstances or grounds exist that would give rise to any such dispute.

               (e) The use and exploitation of the Owned Intellectual Properties does not and will not infringe upon the rights of any third parties.

               (f) The representations and warranties contained in this Section
2.4 as they relate to the use of and rights to the Owned Intellectual Properties outside of the United States are made only to the best knowledge of Sellers and the Shareholder. The representations and warranties contained in this Section
2.4 do not relate to the trademark(s) "John Doe", "Just Jane", or "The Big Stitch".

          2.5  Financial Statements.
               --------------------

               (a) Schedule 2.5(a) hereto contains (i) the balance sheet of
                   ---------------
Needletex as at December 31, 1998 and 1999 and unaudited the statements of operations, changes in stockholders' equity and cash flows of Needletex for the years then ended and (ii) the unaudited balance sheet of Needletex as at January 31, 2000 and the statement of operations, changes in stockholders' equity and cash flows of Needletex for the two months then ended. The foregoing financial statements (i) were prepared in accordance with generally accepted accounting principles consistently applied throughout the period and (ii) fairly present Needletex's financial condition and results of operations as at the dates and for the periods therein specified, subject, in the case of the interim financial statements, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes. On the date hereof, Needletex has no liabilities or obligations, whether contingent or absolute, direct or indirect, or matured or unmatured, which are not shown or provided for on its December 31, 2000 balance sheet (exclusive of liabilities which do not in the aggregate exceed S5,000 and trade liabilities incurred in the ordinary course of business since December 31, 1999), and the Shareholder does not know of any basis for the assertion of any such liabilities or obligations.

               (b) Schedule 2.5(b) hereto contains (i) the balance sheet of HW
                   ---------------
as at December 31, 1998 and 1999 and the unaudited statements of operations, changes in stockholders' equity and cash flows of HW for the years then ended. The foregoing financial statements (i) were prepared in accordance with generally accepted accounting principles consistently applied throughout the period and (ii) fairly present HW's financial condition and results of operations as at the dates and for the periods therein specified, subject, in the case of the interim financial statements, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes. On the date hereof, HW has no liabilities or obligations, whether contingent or absolute, direct or indirect, or matured or unmatured, which are not shown or provided for on its December 31, 1999 balance sheet (exclusive of liabilities which do not in the aggregate exceed $5,000 and trade liabilities incurred in the ordinary course of business since December 31,
1999), and the Shareholder does not know of any basis for the assertion of any such liabilities or obligations.

          2.6  Tax Matters.  Each Seller has properly prepared and filed returns
               -----------
for and paid in full all federal, state, local and foreign taxes, assessments and penalties to the extent such filings and payments are required prior to the date hereof, and there is no outstanding or proposed deficiency by any federal, state, local or foreign government with respect to any tax period.

          2.7  Insurance.  Each Seller maintains in full force and effect
               ---------
insurance policies with financially sound and reputable insurers on the Assets of a character usually insured by companies engaged in the same or similar businesses against loss or damage of the kinds and in the amounts customarily insured against by such companies.

          2.8  Litigation.  Except as set forth on Schedule 2.8, there are no
               ----------                          ------------
suits, actions or legal, administrative, arbitration or other proceedings or investigations pending or threatened by, against or involving any Seller or, with respect only to those suits, actions, proceedings or investigations arising out of any Seller's business; pending or threatened by, against or involving the Shareholder or any Seller's officers, directors, shareholders, employees or agents.

          2.9  Compliance with Laws and Other Instruments.  Each Seller's
               ------------------------------------------
business has been and is being conducted in accordance with all applicable laws, ordinances, rules and regulations of all authorities. No Seller is in violation of, or in default under, any term or provision of its Articles of Incorporation or Bylaws (as amended or revised) or of any lien, indenture, mortgage, lease, agreement, instrument, contract, commitment or other arrangement, or subject to any restriction of any kind or character. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in the breach of any term or provision of, or constitute a default under, the Articles of Incorporation or the Bylaws (as amended or revised) of any Seller, or any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental or regulatory body, or any agreement, lease, contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which any Seller or the Shareholder is a party or by which it or he is bound.

          2.10  Brokerage and Finder's Fees.  Neither Sellers nor the
                ---------------------------
Shareholder has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

          2.11  Employment Matters.  Schedule 2.11 contains a complete and
                ------------------   -------------
correct list of all agreements with employees or independent contractors not cancelable at will and all employee benefit plans, including, but not limited to, (i) any collective bargaining agreement or other labor contract, (ii) any agreement or plan which contains any obligation, liability or commitment for any vacation pay, severance or termination pay, sick or disability pay, pension or retirement benefits, bonuses or profit sharing, deferred or delayed wages of any kind, commissions or incentive compensation or (iii) any group medical, dental, vision, health, hospitalization or disability insurance plan relating to any Seller's business. Each Seller has performed all of its obligations required to be performed under all such agreements and plans, and is not in default or in arrears under any of the respective terms thereof. Each Seller's relationship with all employees or independent contractors is satisfactory. No Seller is subject to any pending or threatened labor strike, slowdown, work stoppage lockout, or other organized labor disturbance, or threat thereof, or attempt by any union to represent employees of such Seller as a collective bargaining agent.

          2.12  Assets.  Schedule 2.12A contains a true and complete list of all
                ------   --------------
tangible assets (including, but not limited to, all furniture, fixtures, machinery, instruments, equipment, computers, motor vehicles,

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tooling, spare parts, supplies, and other tangible personal property and assets)
used in, or necessary for the conduct of, each Seller's business as presently conducted. Except as set forth on Schedule 2.12B, all such assets are owned by
                                  --------------
the applicable Seller free and clear of all Liens and are in good working condition and repair (subject to normal wear and tear) and are adequate for their intended uses. The Purchaser will receive from Sellers simultaneously herewith good and marketable title to the Assets free and clear of any Liens, other than Liens set forth on Schedule 2.12B.
                              --------------

          2.13  [INTENTIONALLY OMITTED]

          2.14  Customer and Vendor Orders.  Schedule 2.14 sets forth a true and
                --------------------------   -------------
complete list of (i) all Customer Orders and (ii) all orders pending on the date hereof for fabric, trim or accessories to be delivered after the date hereof to fulfill Customer Orders ("Vendor Orders"). All Customer Orders represent bona fide obligations of the customer to purchase and take the goods subject thereto, arise from bona fide transactions in the ordinary course of business and are not subject to any defense, claim or right of setoff (other than chargebacks and returns arising in the ordinary course of business). All Vendor Orders represent bona fide obligations of the vendors to manufacture, supply and sell the goods subject thereto, arise from bona fide transactions in the ordinary course of business and are not subject to any defense, claim or right of setoff (other than chargebacks arising in the ordinary course of business) on the part of the vendor. Each Customer Order provides for a gross profit margin (defined as the amount to be realized by the Purchaser from the order, less the direct cost of material, labor, commissions, duties, freight and quota) of at least 10%.

          2.15  Business Names.  Since January 1, 1997, neither Sellers nor the
                --------------
Shareholder has conducted business under any name other than "Needletex" or "Harvest Wear" in any jurisdiction.

          2.16  Inventory.  Except as set forth in Schedule 2.16, the inventory
                ---------                          -------------
and work-in-progress included in the Assets (i) consists of items of merchantable quality and quantity usable or salable in the ordinary course of business, (ii) is salable at prevailing market prices not less than the book value thereof, and (iii) is not obsolete, damaged, slow-moving or defective (exclusive of obselence, damage and defects that do not in the aggregate exceed 3% of the net sales generated by the Purchaser from the inventory included in the Assets), and any inventory purchased by the Purchaser under a Vendor Order will, upon its purchase by the Purchaser, satisfy the conditions set forth in clauses (i), (ii) and (iii). The value at which the inventory is carried on the applicable Seller's financial statements reflects the customary inventory valuation policy of such Seller (which fairly reflects the value of obsolete, spoiled or excess inventory) for stating inventory in accordance with generally accepted accounting principles consistently applied. No Seller has invoiced any of the inventory or work-in-process included in the Assets.

          2.17  Relations with Suppliers and Customers.  No supplier of any
                --------------------------------------
Seller has canceled any contract or order for provisions of, and there has been no threat by any supplier not to provide, products, supplies, or services (including utilities) to such Seller within the 12 months prior to the date of this Agreement. Each Seller's relationship with its suppliers is good. Neither Sellers nor the Shareholder has a direct or indirect interest in any supplier of any Seller. To the best knowledge of Sellers and the Shareholder, none of any Seller's suppliers is unable to supply the products or services supplied by them to such Seller in order to meet the specifications provided with respect thereto. No customer of any Seller has canceled any material contract or order for provisions of, and there has been no threat by any customer to cancel any order for, products, supplies or services from the Seller within 12 months prior to the date of this Agreement. Each Seller's relationship with its customers is good. Neither Sellers nor the Shareholder has a direct or indirect interest in any customer of any Seller. To the best knowledge of Sellers and the Shareholder, no customer intends to cease or materially diminish its purchase of goods or services from any Seller at any time in the foreseeable future.

          2.18  [Intentionally Omitted]

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          2.19  Environmental Matters.
                ---------------------

                (a)  For purposes of this Section 2.19,

                     (1) the term "Seller" shall include (i) all partnerships, joint ventures and other entities or organizations in which any Seller was at any time or is a partner, joint venturer, member or participant and (ii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by any Seller or to which any Seller has succeeded;

                     (2) the term "hazardous substance" shall mean any quantity of asbestos in any form, urea formaldehyde, PCB'S, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products, any radioactive substance, any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound and any other hazardous substance, material or waste (as defined in or for purposes of any Environmental Law (as defined below)), whether solid, liquid or gas; and

                     (3) the term "release" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating within the environment or disposing into the environment or the workplace of any hazardous substance, and otherwise as defined in any Environmental Law.

                 (b) The facilities at which Seller operates its business (the "Facilities") have been maintained in compliance with all laws which (i) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of hazardous substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the health and safety of employees; or (ii) impose liability with respect to any of the foregoing, including without limitation the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), Resource Conservation & Recovery Act (42
                        -- ---
U.S.C. (S) 6901 et seq.) ("RCRA"), Safe Drinking Water Act (21 U.S.C. (S)
                -- ---
349,42 U.S.C. (S)(S) 201, 300f). Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), Clean Air Act (42 U.S.C. (S) 7401 et seq.), Comprehensive
     -- ---                                      -- ---
Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et
                                                                           --
seq.) ("CERCLA"), or any other similar federal, state or local law of similar
---
effect, each as amended (all of the above, collectively. the "Environmental Laws").

                 (c) The Facilities are, and at all times have been, and all former Facilities (the "Former Facilities") were at ail times when owned, leased or operated by the Seller, owned, leased and operated in compliance with all Environmental Laws and in a manner that will not give rise to any liability under any Environmental Laws;

                 (d) Seller has, and at all times has had, all permits required under any Environmental Law and each Facility is, and at all times has been, in compliance with all such Permits;

                 (e) The consummation of any of the transactions contemplated by this Agreement will not require an application for issuance, renewal, transfer or extension of, or any other administrative action regarding, any Permit required under any Environmental Law;

                 (f) Seller has not received any notice at any time that the Seller is or was claimed to be in violation of or in non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law;

                 (g) There is not now pending or threatened, nor any basis for, nor has there ever been, any legal action or proceeding against Seller under any Environmental Law or otherwise with respect to any release or mishandling of any hazardous substances;

                 (h) There are no consent decrees, judgments, judicial or administrative orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Seller or any Facility or Former Facility;

                 (i) There is not and has not been any hazardous substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or from any Facility or any Former Facility, except for quantities of any such hazardous substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of Seller's business;

                 (j) Seller has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its hazardous substances in compliance with all Environmental Laws and in a manner that will not result in liability of Seller under any Environmental Law,

                 (k) There are no present or past Environmental Conditions (as defined below) in any way relating to Seller or the Facilities. "Environmental Conditions" means the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other hazardous substance (whether or not upon the Facilities or other property of Seller and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any release of any kind whatsoever of any hazardous substance) as a result of which the Seller has or may become liable to any person or by reason of which the Facilities may suffer or be subjected to any lien;

                 (l) No current or past use, generation, treatment, transportation, storage, disposal or handling practice of Seller with respect to any hazardous substance has or will result in any liability under the CERCLA or RCRA or any state or local law of similar effect;

                 (m) There is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at any Facility or Former Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws and there has been no release from or rupture of any such tank or pipeline, including without limitation any Release from or in connection with the filling or emptying of such tank;

                 (n) True, complete and correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Seller, of all environmental audits or assessments which have been conducted at any Facility or Former Facility within the past five years, either by Shareholders, Seller or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to the Purchaser; and

                 (o) Seller has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

           2.20  Material Misstatements or Omissions.  No representations,
                 -----------------------------------
warranties or information furnished by any Seller or by the Shareholder to the Purchaser, the Parent or any of their respective employees or agents, in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state a material fact known to any Seller or to the Shareholder necessary to make the statements and facts contained therein not misleading.

          3.     REPRESENTATION AND WARRANTIES OF THE PURCHASER
                 ----------------------------------------------

          The Purchaser represents and warrants to Sellers and the Shareholder that the statements set forth in this Section 3 are true and correct.

          3.1    Authority to Enter Agreement and Enforceability.  The Purchaser
                 -----------------------------------------------
has all requisite right, power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments contemplated hereby without obtaining the approval or consent of any other party, governmental body or authority; all proceedings have been taken and all authorizations have been secured by the Purchaser which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby; and this Agreement and each of the other agreements and instruments contemplated hereby to which it is a party is a legal, valid and binding agreement of the Purchaser and is enforceable against it in accordance with its terms.

          3.2    Brokerage and Finder's Fees.  The Purchaser has not incurred
                 ---------------------------
any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

          3.3    Compliance with Laws and Other Instruments.  The Purchaser is
                 ------------------------------------------
not in violation of, or in default under, any term or provision of its certificate of formation or operating agreement or of any lien, indenture, mortgage, lease, agreement, instrument, contract, commitment or other arrangement, or subject to any restriction of any kind or character. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in the breach of any term or provision of, or constitute a default under, the certificate of formation or operating agreement of the Purchaser, or any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental or regulatory body, or any agreement, lease, contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which the Purchaser is a party or by which it is bound.

          4.     [INTENTIONALLY OMITTED]

          5.     COVENANTS
                 ---------

          5.1    Employment Agreement.  Simultaneously herewith, the Shareholder
                 --------------------
and the Purchaser shall execute and deliver to the other an employment agreement in the form of and containing the terms and conditions set forth in Exhibit E
                                                                    ---------
hereto (the "Employment Agreement").

          5.2    Noncompetition
                 --------------

                 (a)  Competitive Activity.  As used in this Agreement, the term
                      --------------------
"Competitive Activity" shall mean any participation in, assistance of, employment by, ownership of any interest in, acceptance of business from or assistance, promotion or organization of any person, partnership, corporation, firm, association or other business organization, entity or enterprise which, directly or indirectly, is engaged in, or hereinafter engages in, the development, production, marketing, or selling of any product or service which is the same as or in competition with any line of business in which any Seller is now engaged or hereinafter engages at any time during the term of employment under the Employment Agreement, whether as an agent, consultant, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity, but excluding the holding for investment of less than five percent (5%) of the outstanding securities of any corporation which are regularly traded on a recognized stock exchange or The Nasdaq Stock Market.

                 (b)  Restriction on Competitive Activities.  During the
                      -------------------------------------
Restriction Period (as defined below), Sellers and the Shareholder shall refrain, without the prior written consent of the Purchaser in each instance, from engaging in any Competitive Activity in any of the following geographic areas:

                      (i)    Los Angeles,

                      (ii) Los Angeles, Santa Barbara, Orange, San Bernardino and Riverside Counties;

                      (iii)  California;

                      (iv) California, New York, Washington, Oregon, Idaho, Utah, Nevada, New Mexico or Arizona; and

                      (v)    The United States.

As used herein, the "Restriction Period" period means the period commencing on the date hereof and ending (A) two years following the date on which the Shareholder's employment under the Employment Agreement is terminated, if such termination was by the Purchaser for "cause" (as therein defined) or by the Shareholder without "good reason" (as therein defined), or (B) two years following the date hereof (but in no event prior to the later of termination of the Shareholder's employment with the Purchaser, and the period during which the Purchaser is making any severance payments to the Shareholders pursuant to the Employment Agreement), if the Shareholder's employment under the Employment Agreement is terminated for any other reason.

                 (c) Injunctive Relief.  Sellers and the Shareholder hereby
                     -----------------
acknowledge and agree that it would be difficult to fully compensate the Purchaser for damages resulting from the breach or threatened breach of Section
5.2 and, accordingly, that the Purchaser shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provision. This provision with respect to injunctive relief shall not, however, diminish the Purchaser's right to claim and recover damages.

                 (d) Savings Clause.  If any provision contained in this Section
                     --------------
5 is held by any court or arbitrator of competent jurisdiction to be unenforceable because of the scope of such provision, the duration of such provision or the geographic area covered thereby, the court or arbitrator making such determination shall have the power, and the parties hereby direct it, to reduce the scope, duration or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

          5.3    Agency Agreement.  Within thirty days of the date hereof, the
                 ----------------
Purchaser shall enter into an agency agreement with an affiliate of Parent designated by Parent (the "Agent"), which agreement shall contain the terms set forth on Schedule 5.3 and such other terms as are customary.

          5.4    Option Agreement.  Simultaneously herewith, the Shareholder and
                 ----------------
the Parent shall execute and deliver to each other an option agreement in the form of Exhibit E hereto.

          5.5    Parent Guaranty.  Sellers and the Shareholder, jointly and
                 ---------------
severally, represent, warrant and covenant to the Parent and the Purchaser that
(i) the total amount of principal, interest and other amounts owing by Needletex to The CIT Group/Commercial Services, Inc. ("CIT") and Imperial Bank ("Imperial"; and together with CIT, the "Lenders") as of the date hereof is not in excess of $1,600,000 (the "CIT Indebtedness") and $1,200,000 ("Imperial Indebtedness" and together with the CIT Indebtedness, the "Bank Indebtedness"), respectively, and (ii) Needletex shall not incur any indebtedness (other than interest) to either Lender after the date hereof for so long as the Guaranties (as defined below) remain outstanding. The Parent hereby agrees to guaranty the Bank Indebtedness pursuant to guaranties in a form reasonably acceptable to the Parent (the "Guaranties"), provided that each Lender has delivered to the Parent an agreement in a form reasonably acceptable to the Parent that (i) Needletex may sell substantially all of its assets to the Purchaser and that Needletex shall not be deemed in default or violation of the applicable loan documents by reason of such sale or by reason of Needletex's financial condition from and following such sale, (ii) such Lender shall not permit Needletex to incur any indebtedness (other than interest) while the applicable Guaranty is outstanding, and (iii) the Lender shall not demand payment for Bank Indebtedness (other than interest and other than due to a default) until October 31, 2000 (in the case of the CIT Indebtedness) and January 31, 2001 (in the case of the Imperial Indebtedness).

          5.6    Prepaid Expenses.  Each Seller agrees that upon its receipt of
                 ----------------
any prepaid expenses, it shall promptly apply the same to reduce the Bank Indebtedness.

          6.     MISCELLANEOUS
                 -------------

          6.1    Survival of Representations, Warranties and Agreements.  All
                 ------------------------------------------------------
representations, warranties and agreements made by the parties in this Agreement (including, but not limited to, statements contained in any exhibit, schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the execution and delivery of this Agreement notwithstanding any investigations, inspections, examinations or audits made by or on behalf of any party. Notwithstanding the foregoing, the representations and warranties contained in
Section 2.4 shall survive only through the 90th day after the date hereof, but only if the Purchaser, after having conducted a Thompson and Thomson search or such other search as the Purchaser shall determine (it being agreed by the Purchaser that it shall conduct such search within such 90 days) that no third party has a possible superior claim over the Purchaser to the use or exploitation of the trademark "Jane Doe" in the United States on Class 25 (apparel) goods.

          6.2    Indemnification.
                 ---------------

                 (a) Sellers and the Shareholder (the "Indemnifying Parties"), jointly and severally, shall indemnify, defend and hold harmless the Parent, the Purchaser and their respective officers, directors, shareholders, employees, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them (the "Indemnified Parties"), from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs, and the costs of investigation and preparation) (a "Loss") which, directly or indirectly, arise or result from or are related to
(i) any breach by any of the Indemnifying Parties of any of its or his representations, warranties, covenants or commitments under this Agreement, (ii) the conduct of any Seller's business prior to the date hereof (except as provided in clause (iv)), (iii) any amounts incurred by the Purchaser as a result of chargebacks and returns arising from any sale made by any Seller, or
(iv) any liabilities of any Seller (other than any liability expressly assumed by the Purchaser pursuant to Section 1.3(b)), including, without limitation, any liability of Sellers or the Shareholder to the Lenders. Consummation of the transactions contemplated hereunder shall not be deemed or construed to be a waiver of any right or remedy of any Indemnified Party, nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by it. The Indemnifying Parties' obligations hereunder shall be in addition to any liability that they or any other person otherwise may have to the Indemnified Parties, and shall be binding upon, and inure to the benefit of, their heirs, representatives, successors and assigns, and shall inure to the benefit of the heirs, representatives, successors and assigns of each Indemnified Party.

                 (b) The Purchaser (the "Indemnifying Party") shall indemnify, defend and hold harmless Sellers, the Shareholder and their respective officers, directors, shareholders, employees, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them (the "Indemnified Parties"), from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs, and the costs of investigation and preparation) (a "Loss") which, directly or indirectly, arise or result from or are related to (i) any breach by the Purchaser of any of its representations, warranties, covenants or commitments under this Agreement, (ii) the conduct of the Purchaser's business after the date hereof or (iii) any liabilities of Sellers expressly assumed by the Purchaser.

          6.3    Third-Party Claims.  The Indemnified Party shall promptly
                 ------------------
notify the Indemnifying Parties of the existence of any claim, demand or other matter involving liabilities to third parties to which the

Indemnifying Parties' indemnification obligations could apply and shall give the Indemnifying Parties a reasonable opportunity to defend the same at their expense and with counsel of their own selection (who shall be approved by the Indemnified Party, which approval shall not be withheld unreasonably); provided,
                                                                       --------
however, that (i) the Indemnified Party shall at all times also have the right to fully participate in the defense at its own expense, and (ii) the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liabilities that they may have hereunder or otherwise, except to the extent that such failure so to notify the Indemnifying Parties materially prejudices the rights of the Indemnifying Parties. If the Indemnifying Parties shall, within a reasonable time after said notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account and at the risk and expense of the Indemnifying Parties. The Indemnifying Parties shall not compromise or settle the claim or other matter for any consideration other than the payment of money without the prior written consent of the Indemnified Parties. The Indemnified Parties shall make available all information and assistance that the Indemnifying Parties may reasonably request; provided, however, that any associated expenses shall be paid by the
         --------
Indemnifying Parties as incurred.

          6.4    Notices.  Any notice or other communication required or
                 -------
permitted hereunder shall be in writing in the English language and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after being placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by facsimile, when such notice or communication is transmitted to the facsimile number set forth on the signature page hereof and written confirmation of receipt is received. Each of the parties shall be entitled to specify a different address by giving the other parties notice as aforesaid.

          6.5    Entire Agreement.  This Agreement and the schedules and
                 ----------------
exhibits hereto (which are incorporated herein by reference) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.

          6.6    Headings.  Section and subsection headings are not to be
                 --------
considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

          6.7    Successors and Assigns.  All of the terms, provisions and
                 ----------------------
obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

          6.8    Governing Law.  The validity, construction and interpretation
                 -------------
of this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

          6.9    Counterparts.  This Agreement may be executed simultaneously in
                 ------------
two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          6.10   Third Parties.  Nothing in this Agreement, expressed or
                 -------------
implied, is intended to confer upon any person other than the parties hereto, the Indemnified Parties, and their respective heirs, representatives, successors and assigns any rights or remedies under or by reason of this Agreement.

          6.11   Attorneys' Fees.  In the event any party takes legal action to
                 ---------------
enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred in such action.

          6.12   Further Assurances.  Each party hereto shall, from time to time
                 ------------------
at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other parties reasonably may request to carry out the purpose and intent of this Agreement.

          6.13   Arbitration.  Any controversy arising out of or relating to
                 -----------
this Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do Nothing in this Section 6.13 shall preclude the Purchaser from bringing an action under Section 5.2 in any court of competent jurisdiction. Notwithstanding the foregoing, the parties shall use reasonable efforts to amend this Section
6.13 by the close of business on April 14, 2000 to provide for a mutually acceptable form of judicial reference to replace the provisions of this Section 6.13.

          6.14   Construction.  This Agreement was reviewed by legal counsel for
                 ------------
each party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

          6.15   Consent to Jurisdiction.  Subject to Section 6.13, each party
                 -----------------------
hereto, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by United States mail, registered or certified, postage prepaid, return receipt requested, to the address set forth below. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

          6.16   Expenses.  Each party shall bear the expenses incurred by it in
                 --------
connection with the negotiation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

          6.17   Severable Provisions.  The provisions of this Agreement are
                 --------------------
severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

          6.18   Bulk Sales.  Each of the parties waives compliance with the
                 ----------
procedures of the "bulk sales act" or any similar law. Sellers and the Shareholder hereby agree that the indemnity provisions of Sections 6.2 and 6.3 hereof shall apply to any Loss of the Purchaser arising out of or resulting from the failure of either party to comply with such laws.

                  [Balance of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have caused this Agreement for Purchase of Assets to be executed and delivered as of the date first set forth above.

          Purchaser:           NEEDLETEX, LLC

                               By: FASHION RESOURCE (TCL), INC., its manager

                               By   /s/ Scott Briskie
                                    -------------------------------------------
                                    Scott Briskie, Vice President and Chief
                                    Financial Officer

                                    3151 East Washington Boulevard
                                    Los Angeles, California 90023
                                    Facsimile: (323) 881-0368

          HC:                       HARVEST WEAR, INC.

                                    By   /s/ Patrick Bensimon
                                         --------------------------------------
                                         Patrick Bensimon, President

                                         937 McGarry Street
                                         Los Angeles, California 90021
                                         Facsimile: (213) 236-0330

          Mapa:                          MAPA TRADING, LTD.

                                    By   /s/ Patrick Bensimon
                                         --------------------------------------
                                         Patrick Bensimon, President

                                         937 McGarry Street
                                         Los Angeles, California 90021
                                         Facsimile: (213) 236-0330

          Needletex:                     NEEDLETEX, INC.

                                    By   /s/ Patrick Bensimon
                                         --------------------------------------
                                         Patrick Bensimon, President

                                         937 McGarry Street
                                         Los Angeles, California 90021
                                         Facsimile: (213) 236-0330

                                         /s/ Patrick Bensimon
          Shareholder:                   --------------------------------------

                                         PATRICK BENSIMON

                                         937 McGarry Street
                                         Los Angeles, California 90021
                                         Facsimile: (213) 236-0370

                                   AS TO SECTION 5.5 ONLY

          PARENT:                  TARRANT APPAREL GROUP

                                   By    /s/ Scott Briskie
                                         --------------------------------------
                                         Scott Briskie, Vice President and
                                         Chief Financial Officer

                                         3151 East Washington Boulevard
                                         Los Angeles, California 90023
                                         Facsimile: (323) 881-0368